Exhibit 99.1

RXSIGHT, INC. REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

Aliso Viejo, Calif. (Nasdaq: RXST) – November 5, 2025 – RxSight, Inc., an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery, today reported financial results for the three months ended September 30, 2025.

Key Financial Highlights

•
Reported third quarter 2025 revenue of $30.3 million, representing a decrease of 14% compared to the third quarter of 2024, reflecting:
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The sale of 26,045 Light Adjustable Lenses (LAL®/LAL+®), representing a 6% increase in procedure volume compared to the third quarter of 2024;
•
The sale of 25 Light Delivery Devices (LDD™s), representing a 68% decrease compared to the third quarter of 2024; and
•
An installed base of 1,109 LDDs as of September 30, 2025, representing a 25% increase compared to the same period last year;
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Gross margin of 80%, representing an increase of 844 basis points compared to 71% in the third quarter of 2024.
•
The Company narrowed its 2025 full-year revenue range and increased its full-year gross margin guidance.

Key Strategic Highlights

•
During the quarter, the Company realigned its U.S. commercial organization, integrating clinical and sales teams to help resume growth in LAL procedures with deeper LAL practice integration.
•
Launched a new series of practice development and clinical engagement programs designed to share key learnings from more than 250,000 LAL cases and drive targeted practice engagement.
•
Appointed an Executive Vice President, International, to lead the Company’s international commercial strategy and execution.

“Procedure trends during the quarter reflected a measured pace of stabilization and recovery, and we are encouraged by the engagement across the field as our unified commercial team deepens customer relationships,” said Ron Kurtz, Chief Executive Officer and President of RxSight. “The enthusiasm we saw at AAO and ESCRS, the two largest ophthalmic conferences in the U.S. and Europe, underscored the continued interest from surgeons, highlighted by the quality of peer-to-peer discussions and the growing recognition of RxSight’s clinical value to both patients and practices.”

Third Quarter Financial Results

In the third quarter of 2025, total revenue was $30.3 million, representing a decrease of 14% compared to $35.3 million in the third quarter of 2024. During the quarter, LAL revenue increased 6% while LDD revenue decreased 69%, compared to the third quarter of 2024.

Gross profit for the third quarter of 2025 was $24.2 million or 80% of revenue, a decrease of $1.0 million compared to gross profit of $25.2 million or 71% of revenue for the third quarter of 2024. The increase in gross profit as percent of revenue was primarily driven by the favorable shift in product mix toward LAL sales.

Total operating expenses for the third quarter of 2025 were $36.4 million, a 6% increase from $34.4 million in the third quarter of 2024, reflecting the company’s ongoing investments to support increased LAL sales volume, and advance its research and development pipeline.

In the third quarter of 2025, the company reported a net loss of $(9.8) million, or $(0.24) per basic and diluted share, compared to a net loss of $(6.3) million, or $(0.16) per basic and diluted share in the third quarter of 2024. Adjusted net loss in the third quarter of 2025 was $(1.7) million, or $(0.04) per basic and diluted share, compared to an adjusted net gain of $0.2 million, or $0.01 per basic and $0.00 per diluted share in the third quarter of 2024.

As of September 30, 2025, cash, cash equivalents and short-term investments totaled $227.5 million, unchanged from June 30, 2025.

2025 Guidance

The Company narrowed its full-year 2025 revenue range, raised its gross margin guidance, and reiterated its operating expense guidance as follows:

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Revenue in the range of $125.0 million to $130.0 million compared to the prior range of $120.0 million to $130.0 million, representing an implied decrease of 11% to 7% compared to 2024;
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Gross margin in the range of 76% to 77%, an increase from the previous guidance range of 72% to 74% representing an implied increase of 529 basis points to 629 basis points compared to 2024;
•
Operating expenses are projected to remain in the range of $145.0 million to $155.0 million, representing an implied increase of 7% to 14% compared to 2024; and
•
Operating expenses include non-cash stock-based compensation expense in the range of $30.0 million to $32.0 million, compared to the previous estimate of $27.0 million to $30.0 million.

Conference Call

On Wednesday, November 5, 2025, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its third quarter 2025 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 6619966. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight® Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device (LDD™) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: statements concerning the Company’s projected revenue, gross margin, operating expense and non-cash stock based compensation in 2025; statements concerning the pace of stabilization and recovery in procedure trends; the expected benefits of the Company’s unified commercial organization, including stronger customer relationships; the impact of increased surgeon engagement and peer-to-peer discussions observed at major ophthalmic conferences; and the Company’s belief that growing recognition of its differentiated clinical value and continued investment in innovation will support sustained adoption and long-term value creation for patients and practices. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Contact:

Shelley B. Thunen

Chief Financial Officer

sthunen@rxsight.com

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSIGHT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Sales	$30,340	$35,314	$101,871	$99,713
Cost of sales	6,113	10,094	24,125	29,558
Gross profit	24,227	25,220	77,746	70,155
Operating expenses:
Selling, general and administrative	27,345	25,608	84,956	73,225
Research and development	9,060	8,838	29,644	25,160
Total operating expenses	36,405	34,446	114,600	98,385
Loss from operations	(12,178)	(9,226)	(36,854)	(28,230)
Other income (expense), net:
Interest expense	(4)	(5)	(14)	(16)
Interest and other income	2,376	2,906	7,137	6,767
Loss before income taxes	(9,806)	(6,325)	(29,731)	(21,479)
Income tax expense	10	13	61	38

Net loss	$(9,816)	$(6,338)	$(29,792)	$(21,517)
Other comprehensive loss
Unrealized gain (loss) on short-term investments	178	633	(123)	524
Foreign currency translation (loss) gain	(1)	6	18	2
Total other comprehensive loss	177	639	(105)	526

Comprehensive loss	$(9,639)	$(5,699)	$(29,897)	$(20,991)

Net loss per share:
Basic & diluted	$(0.24)	$(0.16)	$(0.73)	$(0.56)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	40,965,219	39,788,621	40,741,219	38,367,759

RxSIGHT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,633	$16,706
Short-term investments	197,883	220,517
Accounts receivable, net	24,151	30,050
Inventories, net	28,950	22,009
Prepaid and other current assets	3,260	4,541
Total current assets	283,877	293,823
Property and equipment, net	13,096	12,413
Operating leases right-of-use assets	10,276	11,217
Restricted cash	748	750
Other assets	536	360
Total assets	$308,533	$318,563
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,377	$4,544
Accrued expenses and other current liabilities	17,621	20,358
Lease liabilities	1,293	974
Total current liabilities	22,291	25,876
Long-term lease liabilities	10,272	11,322
Other long-term liabilities	—	127
Total liabilities	32,563	37,325
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 41,081,550 shares issued and outstanding as of Sepember 30, 2025 and 40,428,220 shares issued and outstanding as of December 31, 2024	41	40
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	927,756	903,127
Accumulated other comprehensive income	60	166
Accumulated deficit	(651,887)	(622,095)
Total stockholders' equity	275,970	281,238
Total liabilities and stockholders' equity	$308,533	$318,563

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss) and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, when calculating adjusted net earnings (loss) and adjusted net earnings (loss) per share, basic and diluted, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for stock-based compensation. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

RxSIGHT, INC.

GAAP To NON-GAAP RECONCILIATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three months ended September 30,		For the nine months ended September 30,
	2025	2024	2025	2024
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(9,816)	$(6,338)	$(29,792)	$(21,517)
Add:
Stock-based compensation	8,108	6,552	23,795	17,353
Adjusted net earnings (loss) income available to common stockholders, basic and diluted:	$(1,708)	$214	$(5,997)	$(4,164)

Denominator:
Weighted-average shares outstanding, basic	40,965,219	39,788,621	40,741,219	38,367,759
Weighted-average shares outstanding, diluted	40,965,219	45,748,177	40,741,219	38,367,759
Adjusted net earnings (loss) per share, basic	$(0.04)	$0.01	$(0.15)	$(0.11)
Adjusted net earnings (loss) per share, diluted	$(0.04)	$0.00	$(0.15)	$(0.11)